As filed with the Securities and Exchange Commission on May 13, 2026

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

______________________________

EOS ENERGY ENTERPRISES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	84-4290188
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

3920 Park Avenue

Edison, New Jersey 08820

(732) 225-8400

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Joe Mastrangelo

Chief Executive Officer
Eos Energy Enterprises, Inc.
3920 Park Avenue
Edison, New Jersey 08820
Tel: (732) 225-8400

______________________________

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Michael Kaplan
Roshni Banker Cariello

Steven Glendon
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
(212) 450-4000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Common Stock
Preferred Stock
Debt Securities
Warrants

Units

Rights

 Eos Energy Enterprises, Inc. may from time to time offer and sell common stock, preferred stock, debt securities, warrants, units or rights issuable to our stockholders to purchase shares of our common stock or preferred stock, to purchase warrants exercisable for shares of our common stock or preferred stock, or to purchase units consisting of two or more of the foregoing. Specific terms of the preferred stock, debt securities, warrants, units or rights will be provided in supplements to this prospectus.

We may sell the securities covered by this prospectus in a number of different ways and at varying prices. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

Our common stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “EOSE.” The closing price of our common stock on May 12, 2026 was $8.10 per share.

Investing in these securities involves certain risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 12 of our annual report on Form 10-K for the year ended December 31, 2025, which is incorporated herein by reference, as amended or supplemented from time to time by any risk factors we include in subsequent annual or quarterly reports on Form 10-K or 10-Q, respectively, and incorporated herein by reference.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 13, 2026

table of contents

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About This Prospectus

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

In this prospectus, unless the context otherwise requires, the terms “Company,” “we,” “us,” “our,” and “Eos” refer to Eos Energy Enterprises, Inc., a Delaware corporation. Prior to the consummation of the Business Combination (as defined below), the Company was known as B. Riley Principal Merger Corp. II, or “BMRG”.

Where You Can Find More Information

The SEC allows us to incorporate by reference information in this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this document, except for any information that is superseded by information that is included directly in this document. Any statement contained in this prospectus, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement.

We are incorporating by reference the filings listed below and any additional documents that we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date hereof and prior to the termination of any offering (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 26, 2026;

•	the portions of our Definitive Proxy Statement on Schedule 14A that are incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed on April 14, 2026;

•	our Current Reports on Form 8-K filed with the SEC on February 17, 2026, March 26, 2026, and March 31, 2026; and

•	the description of our securities contained in Exhibit 4.5 to our Annual Report Form 10-K for the fiscal year ended December 31, 2024, including any amendments or reports filed for the purpose of updating such description.

The SEC maintains a website at www.sec.gov, from which you can inspect these documents and other information we have filed electronically with the SEC. You may also request copies of these documents, at no cost to you, from our website (https://www.eose.com), or by writing or telephoning us at the following address:

Eos Energy Enterprises, Inc.
3920 Park Avenue
Edison, New Jersey 08820
Attn: Chief Legal Officer
(732) 225-8400

Special Note On Forward-Looking Statements

This prospectus, including the documents incorporated by reference in this prospectus, contains forward-looking statements. The words "anticipate," "believe," "continue," "could," "estimate," "expect," "intends," "may," "might," "plan," "possible," "potential," "predict," "project," "should," "would" and similar expressions, as they relate to us, are intended to identify forward-looking statements. These statements appear in a number of places in this prospectus and the documents incorporated by reference herein and include statements regarding our intent, belief or current expectations. Forward-looking statements are based on our management’s beliefs, as well as assumptions made by, and information currently available to, them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. Factors which may cause actual results to differ materially from current expectations include, but are not limited to:

•	changes adversely affecting the business in which we are engaged;

•	our ability to forecast trends accurately;

•	our ability to generate cash, service indebtedness and incur additional indebtedness;

•	our ability to raise financing in the future;

•	our customer’s ability to secure project financing;

•	risks associated with our Credit Agreement, dated June 21, 2024, by and between us and CCM Denali Debt Holdings, LP (the “Credit Agreement”), including risks of default, dilution of outstanding common stock, consequences for failure to meet milestones and contractual lockup of shares;

•	the amount of final tax credits available to our customers or to Eos pursuant to the Inflation Reduction Act including potential impacts from any repeal or modification of the legislation;

•	the timing and availability of future funding under our Loan Guarantee Agreement, dated November 26, 2024, by and between us and the U.S. Department of Energy;

•	our ability to continue to develop efficient manufacturing processes to scale and to forecast related costs and efficiencies accurately;

•	fluctuations in our revenue and operating results;

•	competition from existing or new competitors;

•	our ability to convert firm order backlog and pipeline to revenue;

•	risks associated with security breaches in our information technology systems;

•	risks related to legal proceedings or claims;

•	risks associated with evolving energy policies in the United States and other countries and the potential costs of regulatory compliance;

•	risks associated with changes to the U.S. trade environment;

•	our ability to maintain the listing of our shares of common stock on Nasdaq;

•	our ability to grow our business and manage growth profitably, maintain relationships with customers and suppliers and retain our management and key employees;

•	risks related to adverse changes in general economic conditions, including inflationary pressures and increased interest rates;

•	risk from supply chain disruptions and other impacts of geopolitical conflict;

•	changes in applicable laws or regulations;

•	other factors detailed under the section entitled “Risk Factors” herein; and

•	other factors disclosed in “Part I, Item 1A. — Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed on February 26, 2026, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Report on Form 8-K (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K).

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements and, except as required by law, we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. See also Part I, Item 1A, “Risk Factors” disclosures contained in our Annual Report on Form 10-K for the year ended December 31, 2025 for additional discussion of the risks and uncertainties that could cause the our actual results to differ materially from those expressed or implied in its forward-looking statements.

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Summary

This summary highlights selected information and does not contain all of the information that is important to you. This summary is qualified in its entirety by the more detailed information included in or incorporated by reference into this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, any applicable prospectus supplement and the documents referred to in “Where You Can Find More Information.”

Overview

We are an American energy company and the leading innovator in designing, sourcing, manufacturing, and providing zinc-based battery energy storage systems (“BESS”), sourced, and manufactured in the United States. Our BESS are safe, non-flammable, secure and sustainable alternatives to lithium-ion batteries, making them ideal for utility-scale, microgrid and commercial and industrial long-duration applications. We design, develop, manufacture, and market zinc-based energy systems intended for utility-scale, microgrid and commercial and industrial (“C&I”) applications. We believe our technology serves as a viable alternative to lithium-ion (“Li-ion”) batteries for long-duration energy storage use cases. We have developed a broad intellectual property portfolio, including multiple patents covering our battery chemistry, mechanical product design, energy block configuration and proprietary software operating system, the Battery Management System (“BMS”). The BMS software uses proprietary Eos-developed algorithms and utilizes ambient and battery temperature sensors, as well as voltage and current sensors for electrical strings and system-level monitoring. We currently focus on the manufacture and sale of turnkey direct current (“DC”) battery energy storage systems and plan to expand our product portfolio to include turnkey alternating current (“AC”) systems.

Our primary applications include: (1) integration with renewable energy systems that are connected to the utility grid; (2) integration with renewable energy systems that are not grid-connected; (3) deployment in systems designed to relieve grid congestion; and (4) installations that enable C&I customers to reduce peak energy usage or participate in utility ancillary and demand-response markets. These applications are increasingly relevant as overall electricity demand continues to rise, including incremental load growth associated with the expansion of artificial intelligence ("AI"), high-performance computing (“HPC”) and data center infrastructure, which is contributing to greater system capacity needs and grid-level constraints.

We provide an innovative Znyth™ BESS designed to provide the operating flexibility to manage increased grid complexity and price volatility resulting from an overall increase in renewable energy generation and a congested grid coming from an increase in electricity demand growth. Our BESS is a validated chemistry with accessible non-precious earth components in a durable design that is intended to deliver results in even the most extreme temperatures and conditions. The system is designed to be safe, flexible, scalable, sustainable and manufactured in the United States, using raw materials primarily sourced in the United States. We believe our Z3 battery module is the core of our innovative systems. The Z3 battery module is the only US designed and manufactured battery module that today provide utilities, independent power producers, renewables developers and C&I customers with an alternative to lithium-ion and lead-acid monopolar batteries for critical 3- to 12-hour discharge duration applications. We believe the Z3 battery will transform how utility, industrial and commercial customers store power. We believe the Z3 battery is reshaping how utility, industrial and commercial customers store and manage power. In addition to our BESS, we currently provide: (a) a BMS which provides a remote asset monitoring capability and service to track the performance and health of our BESS and to proactively identify future system performance issues through predictive analytics; (b) project management services to ensure the process of implementing our BESS are coordinated in conjunction with the customer’s overall project plans; (c) commissioning services that ensure the customer’s installation of the BESS meets the performance expected by the customer; and (d) long-term maintenance plans to maintain optimal operating performance of our systems.

Corporate Information

We were incorporated in Delaware in June 2019 as a blank check company under the name B. Riley Principal Merger Corp. II. In connection with its business combination on November 16, 2020, we changed our name to Eos Energy Enterprises, Inc.

Additional Information

The mailing address of our principal executive office is 3920 Park Avenue, Edison, NJ 08820, and our phone number is (732) 225-8400. Our corporate website address is https://www.eose.com/. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only, and are not hyperlinks.

Risk Factors

Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our then most recent annual report on Form 10-K, and in any updates to those risk factors in our quarterly reports on Form 10-Q, together with all of the other information appearing or incorporated by reference in this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances.

Use of Proceeds

We will receive proceeds from the issuance and sale of our common stock, preferred stock, debt securities, warrants or units and from the exercise of any warrants or rights. Unless otherwise indicated in a prospectus supplement, the net proceeds from our sale of securities will be used for general corporate purposes, including working capital, acquisitions, retirement of debt and other business opportunities.

Description of Capital Stock

The following is a description of the material terms of, and is qualified in its entirety by, our certificate of incorporation and amended and restated bylaws. These documents are filed as exhibits and incorporated by reference into the registration statement of which this prospectus forms a part.

Our certificate of incorporation authorizes the issuance of 601,000,000 shares of capital stock, consisting of (x) 600,000,000 authorized shares of Common Stock and (y) 1,000,000 authorized shares of preferred stock, par value $0.0001 per share. As of March 31, 2026, there were 339,459,021 shares of Common Stock outstanding. As of March 31, 2026, 59 shares of preferred stock were designated as Series A-1 Preferred Stock, none of which are outstanding; 7 shares of preferred stock were designated as Series A-2 Preferred Stock, none of which are outstanding; 31.940063 shares of preferred stock were designated as Series B-1 Preferred Stock, all of which are outstanding; 28.806463 shares of preferred stock were designated as Series B-2 Preferred Stock, all of which are outstanding; 38.259864 shares of preferred stock were designated as Series B-3 Preferred Stock, all of which are outstanding and 16.150528 shares of preferred stock were designated as Series B-4 Preferred Stock, all of which are outstanding. There is no cumulative voting with respect to the election of directors.

Common Stock

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of Common Stock possess all voting power for the election of our directors and all other matters requiring stockholder action and will at all times vote together as one class on all matters submitted to a vote of the stockholders. Holders of Common Stock are entitled to one vote per share on matters to be voted on by stockholders.

Dividends

Holders of Common Stock are entitled to receive such dividends and other distributions, if any, as may be declared from time to time by our board of directors (the “Board”) in its discretion out of funds legally available therefor and shall share equally on a per share basis in such dividends and distributions.

Liquidation, Dissolution and Winding Up

In the event of our voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, the holders of Common Stock will be entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to stockholders, after the rights of the holders of the preferred stock have been satisfied and after payment or provision for payment of our debts and other liabilities.

Preemptive or Other Rights

Our stockholders have no preemptive or other subscription rights and there is no sinking fund or redemption provisions applicable to Common Stock.

Election of Directors

The Board is divided into three (3) classes with only one class of directors being elected in each year and each class serving a three (3) year term. The directors hold their office for a term of three (3) years or until their respective successors are elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Continental Stock Transfer & Trust Company.

Preferred Stock

Our certificate of incorporation provides that shares of preferred stock may be issued from time to time in one or more series. Our Board is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our Board may, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Common Stock and could have anti-takeover effects. The ability of our Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of the Company or the removal of existing management.

Series A-1 Preferred Stock

On June 21, 2024, we filed with the Secretary of State of the State of Delaware the Certificate of Designation of Series A-1 Non-Voting Non-Convertible Preferred Stock (the “Series A-1 Certificate of Designation”) and issued 59 shares of Series A-1 Preferred Stock to satisfy the terms of the Credit Agreement. Under the terms of the Series A-1 Certificate of Designation, each share of Series A-1 Preferred Stock had an original issue price of $455,822.59 and such shares had a liquidation value, payable with the Common Stock, as if such shares were convertible into an aggregate of 31,940,063 shares of Common Stock, subject to adjustment. The Series A-1 Preferred Stock was non-voting and non-convertible into Common Stock. Holders of the Series A-1 Preferred Stock were entitled to receive dividends or distributions on each share of Series A-1 Preferred Stock equal to dividends or distributions actually paid on each share of Common Stock, multiplied by the number of shares of Common Stock represented by the Series A-1 Preferred Stock Liquidation Value (as defined in the Series A-1 Certificate of Designation). The 59 shares of Series A-1 Preferred Stock issued to CCM Denali Equity Holdings, LP converted into shares of Series B-1 Preferred Stock on September 12, 2024. The foregoing summary of the terms of the Series A-1 Preferred Stock is qualified in its entirety by the Series A-1 Certificate of Designation, which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Series A-2 Preferred Stock

On August 29, 2024, we filed with the Secretary of State of the State of Delaware the Certificate of Designation of Series A-2 Non-Voting Non-Convertible Preferred Stock (the “Series A-2 Certificate of Designation”). Under the terms of the Series A-2 Certificate of Designation, each share of Series A-2 Preferred Stock had an original issue price of $9,555,515.30 and such shares had a liquidation value, payable pari passu with the Common Stock, as if such shares were convertible into an aggregate of 28,806,463 shares of Common Stock, subject to adjustment. The Series A-2 Preferred Stock was non-voting and non-convertible into Common Stock. Holders of the Series A-2 Preferred Stock were entitled to receive dividends or distributions on each share of Series A-2 Preferred Stock equal to dividends or distributions actually paid on each share of Common Stock, multiplied by the number of shares of Common Stock represented by the Series A-2 Preferred Stock Liquidation Value (as defined in the Series A-2 Certificate of Designation). The Series A-2 Preferred Stock terms were substantially identical to the Series A-1 Preferred Stock. On August 29, 2024, pursuant to the terms and conditions of the Credit Agreement, the Applicable Percentage (as defined in the Credit Agreement) increased by 4.9%, and as a result we issued to CCM Denali Equity Holdings, LP 7 shares of Series A-2 Preferred Stock. On September 12, 2024, the 7 shares of Series A-2 Preferred Stock issued to CCM Denali Equity Holdings, LP converted into shares of Series B-2 Preferred Stock. The foregoing summary of the terms of the Series A-2 Preferred Stock is qualified in its entirety by the Series A-2 Certificate of Designation, which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Series B Preferred Stock

On September 11, 2024, we filed with the Secretary of State of the State of Delaware the Certificate of Designation of Series B-1 Non-Voting Convertible Preferred Stock (the “Series B-1 Certificate of Designation”) and the Certificate of Designation of Series B-2 Non-Voting Convertible Preferred Stock (the “Series B-2 Certificate of Designation”). On November 1, 2024, we filed with the Secretary of State of the State of Delaware the Certificate of Designation of Series B-3 Non-Voting Convertible Preferred Stock (the “Series B-3 Certificate of Designation”). On January 24, 2025, we filed with the Secretary of State of the State of Delaware the Certificate of Designation of Series B-4 Non-Voting Convertible Preferred Stock (the “Series B-4 Certificate of Designation”). Each share of Series B-1 Preferred Stock, Series B-2 Preferred Stock, Series B-3 Preferred Stock and Series B-4 Preferred Stock (collectively, the “Series B Preferred Stock”) has a par value of $0.0001 per share. The table below summarizes our outstanding Series B Preferred Stock as of March 31, 2026.

Series Issuance Date		Shares Issued	Original Issue Price Per Share	Shares Outstanding	Common Stock Equivalent
Series B-1 Preferred Stock	9/12/2024	31.940063	841,999.99	31.940063	31,940,063
Series B-2 Preferred Stock	9/12/2024	28.806463	2,322,000	28.806463	28,806,463
Series B-3 Preferred Stock	11/1/2024	38.259864	3,358,000	38.259864	38,259,864
Series B-4 Preferred Stock	1/24/2025	16.150528	5,990,000	16.150528	17,305,070

Conversion Rights

The Series B Preferred Stock is convertible into Common Stock at a conversion ratio of 1.0 million shares of Common Stock per share of Series B Preferred Stock (“Conversion Ratio”). The Conversion Ratio is subject to antidilution protection that is triggered if we issue equity for a price per share that is less than the conversion price then in effect, subject to certain exceptions.

Dividends

Holders of the Series B Preferred Stock are entitled to receive dividends or distributions on each share of Series B Preferred Stock equal to dividends or distributions actually paid on each share of Common Stock on an as-converted basis.

Appointment of Directors

At all times when the holders of the Series B Preferred Stock beneficially own at least 10%, 15% or 30% of our capital stock, the holders of the Series B Preferred Stock, exclusively and voting together as a separate class, will have the right to appoint a maximum of 1, 2 or 3 directors to the Board, respectively. At all times when the holders of the Series B Preferred Stock beneficially own at least 40% of our capital stock, the holders of the Series B Preferred Stock, exclusively and voting together as a separate class, will have the right to nominate and designate a fourth director, who shall be designated by the Board or the nominating committee of the Board to a class of common directors and thereafter stand for election as a common director on the Board. The holders of the Series B Preferred Stock will have the right to nominate a fourth director to the Board only if such appointment does not result in a change of control under our governing documents or violate any applicable laws, including requirements of the SEC and Nasdaq, and any such fourth director appointment shall be subject to and conditioned upon compliance by the holders of the Series B Preferred Stock with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, including the submission of any required filings and the expiration or termination of any applicable waiting periods.

Preemptive Rights

The certificates of designations for the Series B Preferred Stock contain customary preemptive rights that permit the holders of Series B Preferred Stock to participate in certain of our future equity offerings.

Rights to Distributions Upon Liquidation of the Company

In the event of a voluntary or involuntary liquidation, dissolution, or winding up of the Company, the holders of the Series B Preferred Stock are entitled to receive distribution of any of our assets or surplus funds pro rata with the holders of the Common Stock and any other holders of our preferred stock issued pursuant to our Securities Purchase Agreement (the “Purchase Agreement”) with CCM Denali Equity Holdings, LP and the Credit Agreement, including the Series B Preferred Stock, in an amount equal to such amount per share as would have been payable had all shares of Series B Preferred Stock been converted to Common Stock.

Protective Provisions

We are prohibited from taking certain actions that could adversely affect the rights of the Series B Preferred Stock without the affirmative vote of a majority of the outstanding shares of Series B Preferred Stock until the later of (i) such time when the holders of Series B Preferred Stock shall no longer beneficially own at least 5% of our outstanding capital stock and (ii) June 21, 2029, in the case of the Series B-1 Preferred Stock, August 29, 2029, in the case of the Series B-2 Preferred Stock, November 1, 2029, in the case of the Series B-3 Preferred Stock, or January 24, 2030, in the case of the Series B-4 Preferred Stock.

Redemption Rights

At any time after June 21, 2029, in the case of the Series B-1 Preferred Stock, August 29, 2029, in the case of the Series B-2 Preferred Stock, November 1, 2029, in the case of the Series B-3 Preferred Stock or January 24, 2030, in the case of the Series B-4 Preferred Stock, the outstanding shares of Series B Preferred Stock held by any holder become redeemable for cash at the redemption price. The redemption price will be an amount per share equal to the greater of (i) $841,999.99 for the Series B-1 Preferred Stock, $2,322,000 for the Series B-2 Preferred Stock, $3,358,000 for the Series B-3 Preferred Stock or $5,990,000 for the Series B-4 Preferred Stock, as applicable, plus all accrued and unpaid dividends thereon, up to and including the date of redemption and (ii) the number of shares of Common Stock issuable upon conversion of the applicable Series B Preferred Stock multiplied by the average of the closing sale price of the Common Stock for the five (5) business days immediately prior to the date of redemption plus all accrued and unpaid dividends thereon, up to and including the date of redemption.

The foregoing summary of the terms of the Series B Preferred Stock is qualified in its entirety by the terms of the respective Series B Certificate of Designation, each of which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Certain Anti-Takeover Provisions of Delaware Law, Our Certificate of Incorporation and Bylaws

The certificate of incorporation, bylaws and the Delaware General Corporation Law, or DGCL, contain provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition deemed undesirable by our Board. These provisions could also make it difficult for stockholders to take certain actions, including electing directors who are not nominated by the members of our Board or taking other corporate actions, including effecting changes in our management. For instance, our Board will be empowered to elect a director to fill a vacancy created by the expansion of the Board or the resignation, death, or removal of a director in certain circumstances; and our advance notice provisions in our bylaws will require that stockholders must comply with certain procedures in order to nominate candidates to our Board or to propose matters to be acted upon at a stockholders’ meeting.

Our authorized but unissued Common Stock and preferred stock will be available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

We, in our certificate of incorporation, have expressly elected not to be governed by Section 203 of the DGCL, and thus the restrictions on business combinations contained in Section 203 of the DGCL do not apply to the Corporation.

Classified Board of Directors

Our Board is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. This system of electing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors.

Directors’ Liability; Indemnification of Directors and Officers

Our certificate of incorporation limits the liability of our directors to the fullest extent permitted by the DGCL and provides that we will provide them with customary indemnification. We entered into customary indemnification agreements with each of our executive officers and directors that provide them, in general, with customary indemnification in connection with their service to us or on our behalf.

Securities Exchange

Our Common Stock is listed on Nasdaq under the symbol “EOSE”.

Description of Debt Securities

We may issue debt securities, which may be secured or unsecured and may be exchangeable for and/or convertible into other securities, including our ordinary shares. The debt securities will be issued under one or more separate indentures between us and a designated trustee. The terms of each series of debt securities being offered, including the terms, if any, on which a series of debt securities may be convertible into or exchangeable for other securities, and the material terms of the indenture will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will set forth, to the extent required and as applicable, the following terms (non-exhaustive) of the debt securities in respect of which the prospectus supplement is delivered:

•	the title of the series;

•	the aggregate principal amount;

•	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

•	any limit on the aggregate principal amount;

•	the date or dates on which principal is payable;

•	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

•	the date or dates on which interest, if any, will be payable and any regular record date for the interest payable;

•	the place or places where principal and, if applicable, premium and interest, is payable;

•	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

•	the denominations in which such debt securities may be issuable, if other than denomination of $1,000 or any integral multiple of that number;

•	whether the debt securities are to be issuable in the form of certificated debt securities or global debt securities;

•	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

•	the currency of denomination;

•	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

•	if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denominations, the manner in which exchange rate with respect to such payments will be determined;

•	if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies, or by reference to a commodity, commodity index, stock exchange index, or financial index, then the manner in which such amounts will be determined;

•	the provisions, if any, relating to any collateral provided for such debt securities;

•	any events of default;

•	the terms and conditions, if any, for conversion into or exchange for ordinary shares;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents, or other agents; and

•	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of our company.

Description of Warrants

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies in which the price of such warrants will be payable;

•	the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material United States Federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Description of Units

As specified in the applicable prospectus supplement, we may issue units consisting of one or more warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities. The applicable supplement will describe:

•	the terms of the units and of the warrants, debt securities and common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units;

•	if applicable, a discussion of any material United States Federal income tax considerations; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

DESCRIPTION OF RIGHTS

This section describes the general terms and provisions of the rights to purchase certain of our securities that we may issue to holders of our securities by this prospectus. The applicable prospectus supplement will describe the specific terms of the rights then issued, and the terms and provisions described in this section will apply only to the extent not superseded by the terms of the applicable prospectus supplement.

We may issue, as a dividend at no cost, to holders of record of our securities or any class or series thereof on the applicable record date, rights to purchase shares of our common stock or preferred stock, to purchase warrants exercisable for shares of our common stock or preferred stock, or to purchase units consisting of two or more of the foregoing. In this prospectus, we refer to such rights as “stockholder rights.” If stockholder rights are so issued to existing holders of securities, each stockholder right will entitle the registered holder thereof to purchase the securities issuable upon exercise of the rights pursuant to the terms set forth in the applicable prospectus supplement.

If stockholder rights are issued, the applicable prospectus supplement will describe the terms of such stockholder rights including, but not limited to, the following, where applicable:

•	record date;

•	subscription price;

•	subscription agent;

•	aggregate number of shares of preferred stock, shares of common stock, warrants, or units purchasable upon exercise of such stockholder rights and in the case of stockholder rights for preferred stock or warrants exercisable for preferred stock, the designation, aggregate number, and terms of the class or series of preferred stock purchasable upon exercise of such stockholder rights or warrants;

•	the date on which the right to exercise such stockholder rights shall commence and the expiration date on which such right shall expire;

•	U.S. federal income tax considerations; and

•	other material terms of such stockholder rights.

In addition to the terms of the stockholder rights and the securities issuable upon exercise thereof, the prospectus supplement may describe, for a holder of such stockholder rights who validly exercises all stockholder rights issued to such holder, how to subscribe for unsubscribed securities, issuable pursuant to unexercised stockholder rights issued to other holders, to the extent such stockholder rights have not been exercised.

Holders of stockholder rights will not be entitled by virtue of being such holders, to vote, to consent, to receive dividends, to receive notice with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as our stockholders, except to the extent described in the related prospectus supplement.

Plan of Distribution

We are registering the offer and sale from time to time by us of our common stock, preferred stock, debt securities, warrants, units or rights in one or more offerings.

We will receive proceeds from the issuance and sale of our common stock, preferred stock, debt securities, warrants, units or rights. We will pay any underwriting discounts and commissions and expenses incurred by us in connection with the sale of securities by us.

We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.

The securities to be offered and sold by us covered by this prospectus may be offered and sold from time to time.

Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. We reserve the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. We and any of its permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if any of the securities are purchased.

We may use any one or more of the following methods when selling the securities offered by this prospectus:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of the Nasdaq;

•	through trading plans entered into by a selling securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	to or through underwriters or broker-dealers;

•	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices;

•	at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•	in options transactions;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

There can be no assurance that we will sell all or any of the securities offered by this prospectus. In addition, we may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. We have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if we or they deem the purchase price to be unsatisfactory at any particular time.

With respect to a particular offering of the securities by us, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:

•	the specific securities to be offered and sold;

•	the names of the selling securityholders, if applicable;

•	the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;

•	settlement of short sales entered into after the date of this prospectus;

•	the names of any participating agents, broker-dealers or underwriters; and

•	any applicable commissions, discounts, concessions and other items constituting compensation from us.

In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

We may solicit offers to purchase the securities directly from, and may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities. Our common stock is listed on the Nasdaq under the symbol “EOSE.”

We may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

In effecting sales, broker-dealers or agents engaged by us may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from us in amounts to be negotiated immediately prior to the sale.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.

The underwriters, broker-dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Agents, broker-dealers and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.

Legal Matters

Davis Polk & Wardwell LLP has passed upon the validity of the securities of the Company offered by this prospectus.  Any underwriters, dealers or agents will be advised by their own legal counsel concerning matters relating to any offering.

Experts

The financial statements of Eos Energy Enterprises, Inc., incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable in connection with the offering of the securities being registered, all of which will be paid by the registrant (except any underwriting discounts and commissions and expenses incurred by us in disposing of the securities).

Amount to Be Paid
Registration fee	+
Printing expenses	*
Legal fees and expenses (including Blue Sky fees)	*
Accounting fees and expenses	*
Trustee and transfer agent and registrar fees and expenses	*
Miscellaneous	*
Total	*

__________________

+	In accordance with Rules 456(b) and 457(r) of the Securities Act, we are deferring payment of the registration fee for the securities offered.

*	These fees and expenses depend on the securities offered and the number of issuances and accordingly cannot be estimated at this time and will be provided as applicable by amendment or in a filing with the SEC pursuant to the Exchange Act and incorporated herein by reference.

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law, or DGCL, provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise. The registrant’s by-laws provide for indemnification by the registrant of its directors, officers and employees to the fullest extent permitted by the DGCL. The registrant has entered into indemnification agreements with each of its current directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the registrant’s certificate of incorporation and by-laws and to provide additional procedural protections. There is no pending litigation or proceeding involving a director or executive officer of the registrant for which indemnification is sought.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock purchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The registrant’s certificate of incorporation provides for such limitation of liability.

The registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to the registrant with respect to payments which may be made by the registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

Item 16. Exhibits

(a)	The following exhibits are included or incorporated by reference in this registration statement on Form:

Exhibit No.	Document
1.1*	Form of Underwriting Agreement
3.1	Third Amended and Restated Certificate of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3.1 of the Company’s annual report on Form 10-K filed with the SEC on February 28, 2023)
3.2	Second Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the SEC on May 19, 2022)
3.3	Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3.2 of the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 14, 2024)
4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed November 20, 2020)
4.2	Series A-1 Preferred Stock Certificate of Designation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed June 24, 2024)
4.3	Series A-2 Preferred Stock Certificate of Designation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed August 30, 2024)
4.4	Series B-1 Preferred Stock Certificate of Designation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed September 12, 2024)
4.5	Series B-2 Preferred Stock Certificate of Designation (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed September 12, 2024)
4.6	Series B-3 Preferred Stock Certificate of Designation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed November 4, 2024)
4.7	Series B-4 Preferred Stock Certificate of Designation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed January 27, 2025)
4.8*	Form of Preferred Stock and Preferred Stock Certificate
4.9*	Form of Warrant Agreement and Warrant Certificate
4.10*	Form of Indenture
4.11*	Form of Unit Agreement
5.1	Opinion of Davis Polk & Wardwell LLP
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1 hereto)
25.1**	Statement of Eligibility on Form T-1 under Trust Indenture Act of 1939, as amended
107	Filing Fee Table

*	To be filed, if necessary, subsequent to the effectiveness of this registration by an amendment to this registration statement or incorporation by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.

**	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act.

Item 17. Undertakings

(a)       The undersigned registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i)        To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)       To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)      To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)       That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)       That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)      Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)       Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)       That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)       Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)       Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)      The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)      Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)       To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

(b)       The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edison, State of New Jersey, on this 13th day of May, 2026.

EOS ENERGY ENTERPRISES, INC.

By:	/s/ Joseph Mastrangelo
	Name:	Joseph Mastrangelo
	Title:	Chief Executive Officer

Each person whose signature appears below constitutes and appoints Joseph Mastrangelo and Nathan Kroeker, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Joe Mastrangelo	Chief Executive Officer and Director (Principal Executive Officer)	May 13, 2026
Joe Mastrangelo

/s/ Nathan Kroeker	Interim Chief Financial Officer (Principal Financial Officer)	May 13, 2026
Nathan Kroeker

/s/ Sumeet Puri	Chief Accounting Officer (Principal Accounting Officer)	May 13, 2026
Sumeet Puri

/s/ Jeff Bornstein	Director	May 13, 2026
Jeff Bornstein

/s/ Alex Dimitrief	Director	May 13, 2026
Alex Dimitrief

/s/ Claude Demby	Director	May 13, 2026
Claude Demby

/s/ Jeffrey McNeil	Director	May 13, 2026
Jeffrey McNeil

/s/ Joseph Nigro	Director	May 13, 2026
Joseph Nigro

/s/ Marian “Mimi” Walters	Director	May 13, 2026
Marian “Mimi” Walters

/s/ Gregory Nixon	Director	May 13, 2026
Gregory Nixon

/s/ Nick Robinson	Director	May 13, 2026
Nick Robinson

/s/ David Urban	Director	May 13, 2026
David Urban

/s/ Nathaniel Fick	Director	May 13, 2026
Nathaniel Fick